Exhibit 21.1

List of Subsidiaries

Name	Jurisdiction of Organization / Incorporation
1001020321 Ontario Inc.	Canada
Asset Intelligence, LLC	Delaware
Centro de Solunciones Inalambricas S.A. de C.V.	Mexico
Complete Innovations Corp.	Delaware
Complete Innovations AE	Greece
Complete Innovations Holdings Inc.	Canada
Complete Innovations USA, Inc.	Delaware
Fleet Complete Cooperatief U.A.	Netherlands
Fleet Complete Australia (PTY) Ltd.	Australia
Fleet Complete Belgium BVBA	Belgium
Fleet Complete Denmark ApS	Denmark
Fleet Complete Eesti OU	Estonia
Fleet Complete Germany GmbH	Germany
Fleet Complete Holdings (AUS) (PTY) Ltd.	Australia
Fleet Complete Latvija SIA	Latvia
Fleet Complete Lietuva UAB	Lithuania
Fleet Complete Netherlands BV	Netherlands
Fleet Complete Nordics OU	Estonia
Fleet Complete Norge AS	Norway
Fleet Complete S. de R.L. de C.V.	Mexico
Fleet Complete Sverige AB	Sweden
Golden Eagle Canada Holdings Inc.	Canada
Golden Eagle Holdings Inc.	Delaware
I.D. Systems, Inc.	Delaware

List of Subsidiaries

Name	Jurisdiction of Organization / Incorporation
IT Mobile Spain, S.L.	Spain
Keytroller, LLC	Delaware
Main Street 2000 (PTY) Ltd.	South Africa
MiX Telematics Proprietary Limited (formerly known as MiX Telematics Limited)	South Africa
MiX Telematics Africa (PTY) Ltd.	South Africa
MiX Telematics Australasia (PTY) Ltd.	Australia
MiX Telematics East Africa Limited(1)	Uganda
MiX Telematics Enterprise SA (PTY) Ltd.(2)	South Africa
MiX Telematics Europe Limited	United Kingdom
MiX Telematics Fleet Support Services (PTY) Ltd.	South Africa
MiX Telematics India Private Limited	India
MiX Telematics International (PTY) Ltd.	South Africa
MiX Telematics Investments (PTY) Ltd.	South Africa
MiX Telematics Middle East FZE	United Arab Emirates
MiX Telematics North America Incorporated	Texas
MiX Telematics Romania SRL(3)	Romania
MiX Telematics Serviços de Telemetria e Rastreamento de Veículos do Brazil Limitada	Brazil
MiX Telematics Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
MiX Telematics (Thailand) Limited	Thailand
Movingdots GmbH	Germany
Pointer Telocation Ltd.	Israel
Pointer Argentina S.A.(4)	Argentina
Pointer Recuperación de México, S.A. de C.V.(5)	Mexico
Pointer Logistica y Monitoreo, S.A. de C.V.(5)	Mexico
Pointer do Brasil Comercial Ltda.	Brazil
Pointer Telocation India	India
Pointer SA (PTY) Ltd.(6)	South Africa
Powerfleet Canada Holdings Inc.	Canada
Powerfleet GmbH	Germany
Powerfleet Systems Ltd	United Kingdom
Powerfleet Israel Ltd.	Israel
TC Beheer BV	Netherlands

(1)	Powerfleet, Inc. (“Powerfleet”) indirectly holds 99.9% of the issued and outstanding capital stock of MiX Telematics East Africa Limited.

(2)	Powerfleet indirectly holds 85.1% of the issued and outstanding capital stock of MiX Telematics Enterprise SA (PTY) Ltd.

(3)	Powerfleet indirectly holds 99% of the issued and outstanding capital stock of MiX Telematics Romania SRL.

(4)	Powerfleet indirectly holds 99.64% of the issued and outstanding shares of Pointer Argentina S.A.

(5)	Powerfleet indirectly holds 99.99% of the issued and outstanding capital stock of Pointer Recuperación de México, S.A. de C.V. and Pointer Logistica y Monitoreo, S.A. de C.V.

(6)	Powerfleet indirectly holds 88% of the issued and outstanding shares of Pointer SA (PTY) Ltd.